EXHIBIT 99.1

Chemours Thermal & Specialized Solutions President Resigns;

Chemours Begins Talent Search for Backfill & Appoints Interim Leader

Business strategies remain unchanged as Company begins search for new business leader

WILMINGTON, Del.-- MAY 18, 2023 (BUSINESS WIRE)-- The Chemours Company (“Chemours”) (NYSE: CC), a global chemistry company with leading market positions in Titanium Technologies, Thermal & Specialized Solutions, and Advanced Performance Materials, today announced the resignation of Alisha Bellezza, President, Thermal & Specialized Solutions, effective May 31. Chemours will run a comprehensive search for Bellezza’s replacement.

On June 1, stepping in as interim leader is Joseph (Joe) Martinko, Senior Business Director, Americas for Thermal & Specialized Solutions (TSS). Martinko has over 30 years of experience in the chemical industry, more than 20 years of which were with Chemours Thermal & Specialized Solutions and Fluoroproducts businesses. His experience spans both global and regional leadership roles in which he delivered record-setting financial performance.

“Joe’s deep knowledge of our thermal management products portfolio, market, and customers is truly unmatched,” said Mark Newman, President and Chief Executive Officer at Chemours. “Combine that with his strong commercial experience and proven track record and I have every confidence he and the TSS team will continue building upon the strong first quarter results, ensuring clarity, consistency, and continued growth throughout this transition period.”

Continued Newman, “Alisha has been a valued member of the Chemours executive team, and while we will miss her leadership and drive, we wish her all the best in the next phase of her career. The TSS business has a solid foundation upon which we will continue to build. We also have an industry leading product portfolio, an exciting innovation pipeline, and a highly capable and dedicated team that knows how to win. All of this ensures that we are well-positioned for continued growth, even in the face of changes. I have every confidence in our TSS team’s ability to continue executing our strategy and delivering strong business results.”

About The Chemours Company

The Chemours Company (NYSE: CC) is a global leader in Titanium Technologies, Thermal & Specialized Solutions, and Advanced Performance Materials providing its customers with solutions in a wide range of industries with market-defining products, application expertise and chemistry-based innovations. We deliver customized solutions with a wide range of industrial and specialty chemicals products for markets, including coatings, plastics, refrigeration and air conditioning, transportation, semiconductor and consumer electronics, general industrial, and oil and gas. Our flagship products are sold under prominent brands such as Ti-Pure™, Opteon™, Freon™, Teflon™, Viton™, Nafion™, and Krytox™. The company has approximately 6,600 employees and 29 manufacturing sites serving approximately 2,900 customers in approximately 120 countries. Chemours is headquartered in Wilmington, Delaware and is listed on the NYSE under the symbol CC.

For more information, we invite you to visit chemours.com or follow us on Twitter @Chemours or LinkedIn.

EXHIBIT 99.1

Forward-Looking Statements
This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to a historical or current fact. The words "believe," "expect," "will," "anticipate," "plan," "estimate," "target," "project" and similar expressions, among others, generally identify "forward-looking statements," which speak only as of the date such statements were made. These forward-looking statements may address, among other things, the outcome or resolution of any pending or future environmental liabilities, the commencement, outcome or resolution of any regulatory inquiry, investigation or proceeding, the initiation, outcome or settlement of any litigation, changes in environmental regulations in the U.S. or other jurisdictions that affect demand for or adoption of our products, anticipated future operating and financial performance for our segments individually and our company as a whole, business plans, prospects, targets, goals and commitments, capital investments and projects and target capital expenditures, plans for dividends or share repurchases, sufficiency or longevity of intellectual property protection, cost reductions or savings targets, plans to increase profitability and growth, our ability to make acquisitions, integrate acquired businesses or assets into our operations, and achieve anticipated synergies or cost savings, all of which are subject to substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements are based on certain assumptions and expectations of future events that may not be accurate or realized, such as full year guidance relying on models based upon management assumptions regarding future events that are inherently uncertain. These statements are not guarantees of future performance. Forward-looking statements also involve risks and uncertainties that are beyond Chemours' control. Matters outside our control, including general economic conditions and the COVID-19 pandemic, have affected or may affect our business and operations and may or may continue to hinder our ability to provide goods and services to customers, cause disruptions in our supply chains such as through strikes, labor disruptions or other events, adversely affect our business partners, significantly reduce the demand for our products, adversely affect the health and welfare of our personnel or cause other unpredictable events. Additionally, there may be other risks and uncertainties that Chemours is unable to identify at this time or that Chemours does not currently expect to have a material impact on its business. Factors that could cause or contribute to these differences include the risks, uncertainties and other factors discussed in our filings with the U.S. Securities and Exchange Commission, including in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 and in our Annual Report on Form 10-K for the year ended December 31, 2022. Chemours assumes no obligation to revise or update any forward-looking statement for any reason, except as required by law.

EXHIBIT 99.1

CONTACTS:

INVESTORS
Jonathan Lock
SVP, Chief Development Officer
+1.302.773.2263
investor@chemours.com

Kurt Bonner
Manager, Investor Relations
+1.302.773.0026
investor@chemours.com

NEWS MEDIA
Thomas Sueta

Corporate Communications Director

+1.302.773.3903

media@chemours.com